_____________________________________________

                             Series 1993-2 Monthly Statement
                            March 17, 1997 Distribution Date
                      _____________________________________________

                                      MONTHLY STATEMENT
                      _____________________________________________

                                  FIRST DEPOSIT MASTER TRUST
                                        SERIES 1993-2
                     _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is
required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on March 17, 1997, and with respect to the performance of the Trust during the month of February is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Series 1993-2 Certificateholders
       per $1,000 original certificate principal amount              $4.791667

   (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original
       certificate principal amount                                  $4.791667

   (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original
       certificate principal amount                                   $0.000000

B)  Information Regarding the Performance of the Trust

    (1) Allocation of Receivables Collections to the Series 1993-2
        Certificates

        (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the
            Distribution Date                                   $89,814,642.55


        (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
            Date                                               $387,980,842.40

        (c) The Floating Allocation Percentage with respect to the
            Series 1993-2 Certificates for the Monthly Period immediately
            preceding the Distribution Date                         10.987179%

        (d) The Principal Allocation Percentage with respect to the
            Series 1993-2 Certificates for the Monthly Period immediately
            preceding the Distribution Date                         10.987179%

        (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance
            Charge Collections, collected and allocated to the Series 1993-2
            Certificates for the Monthly Period immediately preceding the
            Distribution Date 	                     					        $9,868,095.52

        (f) The Principal Receivables collected and allocated to the
       	    Series 1993-2 Certificates for the Monthly Period immediately
	           preceding the Distribution Date 		         		       $42,628,149.52

    (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

       (a) The Finance Charge Receivables collected and allocated to
	          the Series 1993-2 Certificates            				        $9,868,095.52

       (b) Collection Account and Special Funding Account investment
           earnings allocated to the Series 1993-2 Certificates     $53,031.01

       (c) Additional Finance Charges from other Series allocated to
      	    the Series 1993-2 Certificates  	                 				        $0.00

       (d) Principal Funding Account Investment Proceeds 	               $0.00

       (e) Reserve Account withdrawals					                              $0.00

       (f) Available  Finance Charge Collections for Series 1993-2
      	    (total of (a), (b), (c), (d) and (e) above)           $9,921,126.53


    (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

        (a) The Principal Receivables collected and allocated to the
       	    Series 1993-2 Certificates		              			       $42,628,149.52

        (b) Shared Principal Collections from other Series allocated to
	           the Series 1993-2 Certificates 	                 				        $0.00

        (c) Additional amounts to be treated as Available Principal
       	    Collections pursuant to the Series Supplement      		$3,463,220.16

        (d) Available Principal Collections for Series 1993-2 (total of
 	          (a), (b) and (c) above)                 					       $46,091,369.68

    (4) Delinquent Balances in the Trust

        The aggregate outstanding balance of the Accounts which  were
	       delinquent as of the close of business on the last day of the Monthly
       	Period immediately preceding the Distribution Date.

        (a)     31-60 days     	     $ 96,022,624
        (b)     61-90 days             58,773,280
        (c)     91 or more days       102,595,618
        (d)     Total Delinquencies  $257,391,522

    (5) Defaulted Amount

        (a) The aggregate amount of Defaulted Receivables with respect
       	    to the Trust for the Monthly Period immediately preceding the
            Distribution Date 	                     					       $35,683,905.72

        (b) The aggregate amount of Recoveries of Defaulted Receivables
       	    processed during the Monthly Period immediately preceding the
            Distribution Date 	                     					        $4,163,347.38

        (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
            Recoveries]    	                        					       $31,520,558.34

        (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1993-2
            Certificates (the "Investor Default Amount")	        $3,463,220.16

    (6) Investor Charge-Offs

        (a) The amount withdrawn, if any, under the Series
            Enhancement  	                                               $0.00

        (b) The excess of the Investor Default Amount over the sum of
	           (i) the Available Finance Charge Collections applied to such
       	    Investor Default Amount and (ii) the amount of the withdrawal,
	           if any, under the Series Enhancement applied to such Investor
             Default Amount (an "Investor Charge-Off")                   $0.00

        (c) The amount of the Investor Charge-Off set forth in item 6(b)
       	    above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
	           Series 1993-2 Certificateholder's investment)            $0.000000

        (d) The total amount reimbursed to the Trust for such Distribution
            Date in respect of Investor Charge-Offs for prior Distribution
            Dates 				                                       				        $0.00

        (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-2
            Certificateholder's investment)                          $0.000000

        (f) The  amount, if any, by which the outstanding principal
       	    balance of the Series 1993-2 Certificates exceeds the Series
            1993-2 Invested Amount as of the Distribution Date, after
            giving effect to all deposits, withdrawals and distributions
            on such Distribution Date 					                              $0.00

    (7) Investor Monthly Servicing Fee

        The amount of the Series 1993-2 Monthly Servicing Fee payable to the
        Servicer on the Distribution Date				                      $729,166.67

    (8) Available Series Enhancement Amount

        (a) The Available Cash Collateral Amount for the Series 1993-2
            Certificateholders as of the close of business on the Distribution
            Date, after giving  effect to all deposits, withdrawals and distributions on such Distribution Date and the related
            Transfer Date   	                       					      $100,000,000.00

         (b) The percentage of the Available Cash Collateral Amount to
	            the Invested Amount of the Series 1993-2 Certificates as of the
             close of business on the Distribution Date, after giving effect to
        	    all deposits, withdrawals and distributions on such Distribution
             Date and the related Transfer Date		      		               20.00%

        (c) The amount of the Enhancement Invested Amount, if any, as of
       	    the close of business on the Distribution Date, after giving effect
	           to all deposits, withdrawals and distributions on such Distribution
       	    Date and the related Transfer Date               				        $0.00

    (9) Principal Funding Account Amount

        (a) The amount on deposit in the Principal Funding Account as of
       	    the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
 	          Date and the related Transfer Date               				        $0.00

        (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

    (10) Deficit Controlled Accumulation Amount

         The Deficit Controlled Accumulation Amount for the Distribution
       	 Date, after giving effect to all deposits, withdrawals and
         distributions on such Distribution Date and the related Transfer
         Date 	                                                 	        $0.00

    (11) Reserve Account

         (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
             Date and the related Transfer Date 	     			        $5,000,000.00

         (b) The Required Reserve Account Amount is currently calculated
        	    to be  							                                      $5,000,000.00

         (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the
	            Series Supplement.)

C) Invested Amount

   (1) The Invested Amount of the Series 1993-2 Certificates on the date
       of issuance (the "Initial Invested Amount")			          $500,000,000.00

   (2) The Invested Amount of the Series 1993-2 Certificates on the
       Distribution Date, after giving effect to  all deposits, withdrawals
       and distributions on such Distribution Date   	  		     $500,000,000.00

   (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as
       of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of  the  Series 1993-2 Certificates).
       The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of
       the Certificateholder's Certificate by the Pool Factor         1.000000

D) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
       Period                                                   $5,469,285,243

   (2) The aggregate amount of Finance Charge Receivables in the Trust the close of business on the last day of the immediately preceding
       Monthly Period 	                                    						 $101,829,401

E) Annualized Percentages

   (1) The Gross Yield (Available Finance Charge Collections for the
       Series 1993-2 Certificates for the preceding Monthly Period divided by the Invested  Amount of the Series 1993-2 Certificates as of the
       last day of the next preceding Monthly Period, multiplied
       by 12) 	                                                         23.81%

   (2) The Net Loss Rate (the Investor Default Amount for the 1993-2
       Certificates for the preceding Monthly Period divided by the Invested
       Amount of  the  Series  1993-2  Certificates as of the last day of the
       next preceding Monthly Period, multiplied by 12)               			8.31%

   (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1993-2 Certificates for the preceding Monthly
       Period)                                                  	       15.50%

   (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the
       Series 1993-2  Certificates as of the last day of the next preceding
       Monthly Period, multiplied by 12)                    					        7.50%

   (5) The Net Spread (the Portfolio Yield minus the Base Rate for the
       Series 1993-2 Certificates for the preceding Monthly Period)	     8.00%

   (6) The Monthly Payment Rate (Collections of Principal Receivables
       and Finance Charge Receivables with respect to all Receivables in the
       Trust for the preceding Monthly Period divided by the amount of
       Receivables in the Trust as of the last day of the next preceding
       Monthly Period)		                                   						       10.29%

F) Series 1993-2 Information for the Last Three Distribution Dates

   1) Gross Yield

      a) 3/17/97                     23.81%
      b) 2/18/97                     21.46%
      c) 1/15/97                     21.14%

   2) Net Loss Rate

       a) 3/17/97                     8.31%
       b) 2/18/97                     7.61%
       c) 1/15/97                     6.98%

   3) Net Spread (Portfolio Yield Minus Base Rate)

       a) 3/17/97                     8.00%
       b) 2/18/97                     6.35%
       c) 1/15/97                     6.66%

      Three Month Average             7.00%

   4) Monthly Payment Rate

      a) 3/17/97                     10.29%
      b) 2/18/97                      7.98%
      c) 1/15/97                      7.72%


                              FIRST DEPOSIT NATIONAL BANK,
                              Servicer


                              By:  /s/ David J. Petrini
	                        			  ____________________________
                              Name:  David J. Petrini
                              Title: Senior Vice President and
                                     Chief Financial Officer